UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 28, 2016

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2016, the Board of Directors of Cachet Financial Solutions, Inc. (the “Company”) increased the size of the Board of Directors to seven members and appointed Ruth Owades to serve as a director of the Company. As a new director joining the Board of Directors, Ms. Owades will be entitled to receive an option grant of 120,000 shares of our common stock which option grant vests one-third (1/3) on the date of grant and one-third (1/3) on each of the first and second anniversary of the date of grant, provided that Ms. Owades is serving as a director on such anniversary date. The option grant will have a five year term. In addition, Ms. Owades will be entitled to be reimbursed for any out-of-pocket expenses incurred as a member of the Board of Directors. As a result of Ms. Owades’ appointment as a director, the Board of Directors currently consists of six members.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(Registrant)

By:	/s/ Bryan Meier
BRYAN MEIER, Chief Financial Officer

Dated: June 29, 2016

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